EXHIBIT 10.20

TERM SHEET

This Term Sheet is entered into by and between NatureWell, Incorporated (the "Company") and Alan S. Udin ("Udin") and is made effective as of November 15, 2003 (the "Effective Date"). The Company and Udin agree as follows:

  Any consulting arrangements or agreements between Udin and the Company are hereby cancelled as of the Effective Date.
  The Stock Purchase Agreement dated July 18, 2002 between the Company and Udin is hereby rescinded.
  The Company shall issue to Udin a Subordinated Convertible Note, face value $15,000, convertible into 1,500,000 shares of common stock @$.01 per share as payment of fully earned consulting fees in the amount of $15,000.
  The Company shall grant to Udin the right to rescind, together but not separately, the Stock Issuance Agreement, the Secured Promissory Note and the Security Agreement, all of which are dated July 18, 2001. Such right of rescission is exercisable at any time and shall expire on April 10, 2005. In the event that Udin exercises his right of rescission, and as a condition thereof, he shall be required to return to the Company 1,000,000 shares of its common stock (adjusted for splits) and waive/forgive any monies owed to him by the Company in an amount equal to the face value of the Promissory Note plus accrued interest as of the date of rescission.
  Udin agrees to waive/forgive all monies or other forms of consideration owed to him by the Company as of the Effective Date in excess of $21,295.59. Such remaining amount payable shall accrue interest at the rate of 4.60% and is due in full on April 10, 2005.
  The Parties shall execute all documentation needed to effectuate this Term Sheet, including, the Subordinated Convertible Note using the same form of Note, Security Agreement and Intercreditor Agreement that are being used for the Company's restructuring.

AGREED TO AND ACCEPTED BY:

NatureWell, Incorporated

By: _______________________________________

James R. Arabia, CEO

Alan S. Udin

By: _______________________________________

Alan S. Udin